UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

The Laclede Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

APRIL 28, 2016

Notice of Special Meeting
of Shareholders

April 28, 2016

To the Shareholders of The Laclede Group, Inc.:

A special meeting of shareholders of The Laclede Group, Inc. will be held on Thursday, April 28, 2016, at 10 a.m. Central Daylight Time, at 700 Market Street, St. Louis, MO 63101, for the following purpose:

To vote to approve an amendment to our articles of incorporation to change our name to Spire Inc.

You can vote if you were a common shareholder of record on March 4, 2016.

To assure your representation at the special meeting, you are urged to cast your vote, as instructed in the enclosed proxy statement, via the Internet or by phone. You also may complete a paper proxy card and submit your vote by mail, if you prefer.

If your shares are held by a broker, bank or nominee, please follow their voting instructions for your vote to count.

By Order of the Board of Directors,

Ellen L. Theroff
Corporate Secretary

March 24, 2016

IMPORTANT NOTICE
Your vote is important. To assure your representation at the special meeting, please vote your shares as promptly as possible over the Internet at www.ProxyVote.com or by telephone at 1-800-690-6903. Alternatively, you may complete a paper proxy card, sign it and return it by mail.

ADMISSION TO MEETING
Admission to the special meeting is limited to those who were shareholders of record on March 4, 2016 or who bring documentation to the meeting that shows their beneficial ownership of our common stock through a broker, bank or other nominee as of March 4, 2016.

The Laclede Group, Inc. • 2016 Notice of Special Meeting i

ABOUT THE
SPECIAL SHAREHOLDERS MEETING

This proxy statement is furnished to solicit proxies by the Board of Directors of The Laclede Group, Inc. for use at the special meeting of its shareholders to be held on April 28, 2016, and at any adjournment or postponement of the meeting. The meeting will be held at the Company’s primary offices at 700

Market Street, St. Louis, Missouri 63101 at 10 a.m. Central Daylight Time. This proxy statement is first being made available to shareholders on or about March 24, 2016. In this proxy statement, we refer to The Laclede Group, Inc. as the “Company.”

Questions and Answers about the Special Meeting

Who is soliciting my vote?
The Board of Directors of the Company is soliciting your vote for the Company’s special meeting of shareholders.

What proposals will be voted on at the special meeting?
Shareholders will vote on a proposal to amend our articles of incorporation to change our name to Spire Inc.

When will the meeting take place?
The special meeting will be held on Thursday, April 28, 2016 at 10 a.m. Central Daylight Time at the Company’s primary offices at 700 Market Street, St. Louis, MO 63101.

Who is entitled to vote at the special meeting?
If you owned Company stock at the close of business on March 4, 2016, you may attend and vote at the special meeting.

Why didn’t I receive proxy materials in the mail?
If you previously elected to access proxy materials over the Internet, you should have received an email with links to the proxy materials and online proxy voting.

You can eliminate paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive future proxy materials online will save us the cost of producing and mailing documents and help us conserve natural resources. Enrollment for electronic delivery is effective until canceled.

Who is a shareholder of record?
You are a shareholder of record if your shares are registered directly in your name with our transfer agent, Computershare. You will receive these proxy materials by delivery directly to you. You are entitled to vote your shares by Internet, telephone, in person at the meeting, or by completing and returning the enclosed proxy card.

Who is a beneficial owner?
You are a beneficial owner if you hold your stock in a stock brokerage account, or by a bank or other nominee. Your shares are held in “street name” and these proxy materials are being sent to you by your broker, bank or nominee, who is considered the shareholder of record. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote. You may attend the special meeting, but you will need to bring a letter or statement from that firm that shows you were a beneficial owner of Company shares on March 4, 2016. You may not vote these shares in person at the special meeting unless you request, complete and deliver a legal proxy from your broker, bank or nominee. Your broker, bank or nominee will provide a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

The Laclede Group, Inc. • 2016 Notice of Special Meeting 1

How many shares must be present to hold the special meeting?
A majority of our outstanding shares entitled to vote at the special meeting as of the record date must be present in person or represented by proxy to have a quorum. As of March 4, 2016, there were 43,445,485 shares outstanding. Abstentions are counted as present for purposes of determining quorum.

How many votes are required for approval of the proposal?
An amendment to our articles of incorporation requires the affirmative vote FOR the proposal of holders of a majority of the outstanding shares as of the record date. Abstentions will have the effect of votes against the proposal.

Voting Matters

How do I vote?
You may vote on the Internet, by phone, by mail, or by attending the special meeting and voting by ballot. The Internet and phone voting procedures are designed to authenticate that you are a shareholder by use of a control number. The procedures allow you to confirm that your instructions have been properly recorded. If you vote by telephone or Internet, you do not need to mail back your proxy card or voting instruction card.

By Internet: If you have Internet access, you may submit your proxy by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

By phone: You also can vote by phone by following the printed instructions provided with your proxy materials and on your proxy card or voting instruction card.

By mail: You may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail.

At the special meeting: The method or timing of your vote will not limit your right to vote at the special meeting if you attend the special meeting and vote in person. However, if your shares are held in the name of a bank, broker or the nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this proxy from the holder of record.

The shares voted electronically, by phone or represented by proxy cards received, properly marked, dated, signed and not revoked, will be voted at the special meeting.

If you hold your shares through a broker, please note that your broker will not be permitted to vote on your behalf for the proposal unless you provide instructions as to how to vote your shares. Voting your shares is important to ensure that you are represented at the meeting. If you have any questions about the voting process, please contact the broker where you hold your shares.

The Laclede Group, Inc. • 2016 Notice of Special Meeting 2

Can I vote my shares that are held in The Laclede Group Dividend Reinvestment and Stock Purchase Plan or any of the Company’s 401k plans?
If you participate in The Laclede Group Dividend Reinvestment and Stock Purchase Plan or in the Company Stock Fund of the Laclede Gas Wage Deferral Savings Plan, Laclede Gas Salary Deferral Savings Plan, Missouri Natural Wage Deferral Savings Plan, Laclede Gas Company – Missouri Gas Energy Wage Deferral Savings Plan or Alagasco Employee Savings Plan, you are entitled to vote those shares. If you do not give voting instructions for shares owned by you through any of these plans, none of your shares held in the plans will be voted. To allow sufficient time for voting by the administrator and trustee of the plans, your voting instructions must be received by April 26, 2016.

How can I revoke or change my vote?
You may revoke your proxy at any time before it is voted at the meeting by:

■	Sending timely written notice of revocation to the corporate secretary;
■	Submitting another timely proxy by telephone, Internet or proxy card; or
■

Attending the special meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting.

How many votes do I have?
You are entitled to one vote for each share that you owned on March 4, 2016.

What happens if I don’t give specific voting instructions?
Shareholders of record: If you are a shareholder of record and you either indicate that you want to vote as recommended by the Board of Directors or you return a signed proxy card but do not indicate how you want to vote, then your shares will be voted FOR the proposal to amend our articles of incorporation and as the proxy holders may determine in their discretion regarding any other matter properly presented for a vote at the meeting. If you indicate a choice for any matter to be acted upon, the shares will be voted in accordance with your instructions.

Beneficial owners: If you hold shares in street name and do not provide instructions to your broker, your broker will not be authorized to vote the shares it holds for you with respect to the proposal and your shares will not be considered present for quorum purposes.

Who counts the votes?
We hired Broadridge Investor Communications as an independent tabulator of votes to ensure confidentiality of the voting process. However, if you write comments on your proxy card, the comments will be shared with us. We also have hired IVS Associates, Inc. to serve as independent inspector of elections.

The Laclede Group, Inc. • 2016 Notice of Special Meeting 3

Requirements for Submission of Proxy Proposals, Nomination of Directors and Other Business

Under the rules of the Securities and Exchange Commission (the “SEC”), shareholder proposals intended to be included in the proxy statement for the annual meeting of shareholders in January 2017 must be received by the corporate secretary of The Laclede Group, Inc. at 700 Market Street, St. Louis, Missouri 63101 by August 20, 2016.

Also, the procedures to be used by shareholders to recommend nominees to the Corporate Governance Committee are outlined in our bylaws. If a shareholder seeks to nominate a person or make a shareholder proposal from the floor of the annual meeting in January 2017, notice must be received by the corporate secretary at the Company’s primary offices no later than October 30, 2016 and not before September 30, 2016 (not less than 90 days nor more than 120 days, respectively, prior to January 28, 2017). Also, such proposal must be, under law, an appropriate subject for shareholder action to be brought before the meeting.

The Chairman of the Board may refuse to allow the transaction of any business or to acknowledge the nomination of any person not made in compliance with the procedures set forth in the Company’s bylaws.

Proxy Solicitation
We will pay the expense of soliciting proxies. Proxies may be solicited on our behalf by officers or employees in person or by email, telephone, fax or special letter. We have hired Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, to assist us in the solicitation of proxies for a fee of $7,500, plus reimbursement of out-of-pocket expenses for those services.

The Laclede Group, Inc. • 2016 Notice of Special Meeting 4

PROPOSAL

Approval of an Amendment to our Articles of Incorporation to Change our Name to Spire Inc.

Our Board of Directors has approved, and recommends that you approve, an amendment to our articles of incorporation to change the name of the Company from The Laclede Group, Inc. to Spire Inc. Our Board believes changing the Company’s name to Spire Inc. is in the best interest of the Company and its shareholders and that doing so will play a strategic role in the achievement of the Company’s business objectives, including expanding its geography, embracing a customer-centric service culture, attracting and retaining the best and the brightest employees and embracing new technologies. The Company’s plan is to implement a masterbrand by first legally changing the name of the Company to Spire Inc. and, over time, rebranding its subsidiaries.

If the proposed amendment is approved, Article I of our articles of incorporation will be amended and restated in its entirety to read as follows:

“ARTICLE I

Name

The name of the corporation is Spire Inc.”

If approved by our shareholders, the proposed amendment will become effective upon the filing of articles of amendment to our articles of incorporation with the Missouri Secretary of State. Upon approval of this proposal and the filing of the articles of amendment with the Secretary of State of Missouri, our Board of Directors will amend our bylaws to replace any references to “The Laclede Group, Inc.” with “Spire Inc.”

Our common stock is currently listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “LG.” If the amendment is approved and the name change becomes effective, our common stock will continue to be listed on the NYSE. We expect that our common stock will begin trading under a new NYSE symbol, “SR,” which we have already reserved, at the time we effect our name change.

If the name change becomes effective, the rights of shareholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for shareholders with certificated shares to surrender any stock certificates they currently hold as a result of the name change. After the name change, all new stock certificates issued by the Company and all uncertificated shares held in direct registration accounts, including uncertificated shares currently held in direct registration accounts, will bear the name “Spire Inc.”

If the name change is not approved, the proposed amendment to our articles of incorporation will not be made and the name of the Company and our ticker symbol for trading our common stock on the NYSE will remain unchanged. In making this recommendation, our Board of Directors is retaining the ability to, without further vote by our shareholders, delay or abandon the proposed name change at any time if the Board concludes that such action would be in the best interest of the Company and our shareholders.

The proposal will be approved if the number of shares voted “FOR” this proposal represents a majority of the shares outstanding as of the record date.

The Board of Directors recommends a vote FOR the amendment to our articles of incorporation to change the name of the Company from The Laclede Group, Inc. to Spire Inc.

The Laclede Group, Inc. • 2016 Notice of Special Meeting 5

Beneficial Ownership of Laclede Group
Common Stock

The table below shows as of March 7, 2016 the number of shares of our common stock beneficially owned by (1) each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock, (2) each current Director, (3) each named executive officer set forth in the definitive proxy statement for the Company’s annual meeting of shareholders held on January 28, 2016, which was filed with the SEC on December 18, 2015, and (4) all Directors and executive officers as a group.

Amount and Nature of Ownership

Name	Shares Beneficially Owned	(1)	Percent of Class
M. A. Borer	5,490	(4)	*
M. C. Darrell	40,992	(2)	*
L. C. Dowdy	5,687	(2)	*
M. V. Fogarty	5,490	(4)	*
E. L. Glotzbach	21,836	(3)(4)	*
R. L. Jones	1,690	(4)	*
S. L. Lindsey	23,663	(2)	*
W. S. Maritz	19,690	(4)	*
B. D. Newberry	16,340	(3)(4)	*
S. P. Rasche	15,991	(2)	*
S. Sitherwood	62,088	(2)	*
J. P. Stupp Jr.	1,172,940	(3)(4)(5)	2.7%
M. A. Van Lokeren	22,075	(4)	*
BlackRock, Inc.	4,336,179	(6)	10.0%
Franklin Resources, Inc.	2,646,495	(7)	6.1%
The Vanguard Group, Inc.	3,208,606	(8)	7.4%
All Directors and executive officers as a group (14)	1,432,306		3.3%

(1)	Except as otherwise indicated, each person has sole voting and investment power with respect to all of the shares listed.

(2)	Includes restricted non-vested shares granted under the 2006 Equity Incentive Plan and the 2015 Equity Incentive Plan, as to which a recipient has sole voting power and no current investment power as follows: M. C. Darrell – 6,486; L. C. Dowdy – 4,995; S. L. Lindsey – 8,577; S. P. Rasche – 7,443; S. Sitherwood – 21,424.

(3)	Includes restricted, non-vested shares granted under the Restricted Stock Plan for Non-Employee Directors, as to which each recipient has sole voting power and no current investment power, as follows: E. L. Glotzbach – 5,275; B. D. Newberry – 8,950; and J. P. Stupp Jr. – 5,275.

(4)	Includes restricted, non-vested shares granted under the 2015 Equity Incentive Plan, as to which a recipient has sole voting power and no current investment power, as follows: M. A. Borer – 1,690; M. V. Fogarty – 1,690; E. L. Glotzbach – 1,690; R. L. Jones – 1,690; W. S. Maritz – 1,690; B. D. Newberry – 1,690; J. P. Stupp Jr. – 1,690; M. A. Van Lokeren – 1,690.

(5)	Includes 1,155,000 shares owned by Stupp Bros., Inc. Mr. Stupp is a director and executive officer of Stupp Bros., Inc. and has an interest in a voting trust that controls 100% of the stock of Stupp Bros., Inc., which is located at 3800 Weber Road, St. Louis, MO 63125.

The Laclede Group, Inc. • 2016 Notice of Special Meeting 6

(6)	Information provided as of January 31, 2016 in Schedule 13G/A filed by BlackRock, Inc., whose address is 55 East 52nd Street, New York, NY 10055. The report indicates that it has 4,215,426 shares with sole voting power, 4,336,179 shares with sole investment power, and no shares with shared voting power or shared investment power. The subsidiaries included in the report were as follows:

BlackRock Advisors (UK) Limited	BlackRock Fund Advisors*
BlackRock Advisors, LLC	BlackRock Institutional Trust Company, N.A.
BlackRock Asset Management Canada Limited	BlackRock Investment Management (Australia) Limited
BlackRock Asset Management Ireland Limited	BlackRock Investment Management (UK) Limited
BlackRock Asset Management Schweiz AG	BlackRock Investment Management, LLC

*BlackRock Fund Advisors is a subsidiary of BlackRock, Inc. and beneficially owns 5% or greater of the outstanding shares of the Company’s stock according to the report. No other subsidiary included in the report owns 5% or greater of the outstanding shares of the Company’s stock according to the report.

(7)	Information provided as of December 31, 2015 in Schedule 13G filed by Franklin Resources, Inc., whose address is One Franklin Parkway, San Mateo, CA 94403-1906. The report indicates that it has no shares with sole voting power, no shares with sole investment power, no shares with shared voting power and no shares with shared investment power. The subsidiaries in the report, none of which owns 5% or greater of the Company’s shares, were:

Franklin Advisory Services, LLC	Franklin Advisers, Inc.
Franklin Templeton Investment Management Limited

(8)	Information provided as of December 31, 2015 in Schedule 13G/A filed by The Vanguard Group, Inc., whose address is 100 Vanguard Blvd., Malvern, PA 19355. The report indicates that it has 58,360 shares with sole voting power, 3,153,646 shares with sole investment power, 2,600 shares with shared voting power and 54,960 shares with shared investment power. The subsidiaries in the report, none of which owns 5% or greater of the Company’s shares, were:

Vanguard Fiduciary Trust Company	Vanguard Investments Australia, Ltd.

*Less than one percent.

The Laclede Group, Inc. • 2016 Notice of Special Meeting 7

THE LACLEDE GROUP, INC.
C/O COMPUTERSHARE TRUST, N.A.
P.O. BOX 30170
COLLEGE STATION, TX 77842

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THANK YOU FOR YOUR VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E00822-S42663	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE LACLEDE GROUP, INC.

The Board of Directors recommends you vote FOR the following proposal.		For	Against	Abstain

1.	Approve an amendment to our articles of incorporation to change our name to Spire Inc.	☐	☐	☐

For address change/comments, mark here.	☐
(see reverse for instructions)

Please date and sign exactly as your name, or names, appears. If shares are held by joint tenants, both must sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Special Meeting of Shareholders
April 28, 2016
10:00 a.m.
700 Market Street, St. Louis, Missouri 63101

This year’s meeting agenda:

1.	To approve an amendment to our articles of incorporation to change our name to Spire Inc.
2.	To transact such other business as may properly come before the meeting and any adjournment or postponement.

To attend the meeting, check in with our representatives at the meeting and, if the shares are held in the name of a bank, broker or other holder of record, present proof of ownership of our common stock at check-in.

We thank you in advance for your vote this year. See the back of this card for directions on how to vote by phone or by Internet as well as how to request electronic delivery of future shareholder communications.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.thelacledegroup.com (Corporate Governance - Special Meeting)

E00823-S42663

THE LACLEDE GROUP, INC.
Proxy solicited on behalf of the Board of Directors for
Special Meeting of Shareholders on April 28, 2016

The undersigned hereby appoints Steven P. Rasche, Suzanne Sitherwood and Ellen L. Theroff and each of them as proxies with full power of substitution to represent and to vote all shares that the undersigned would be entitled to vote if present at the special meeting of shareholders of The Laclede Group, Inc. and at any adjournment and postponement thereof. The meeting will be held April 28, 2016 at 10:00 a.m. central daylight time at 700 Market Street, St. Louis, Missouri, 63101. The undersigned hereby revokes any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE PROPOSAL; AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side